Exhibit 2


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        Comptroller of the Currency
        Administrator of National Banks
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        Washington, D.C. 20219

                      Certificate of Corporate Existence

        I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:


        1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

        2. "Wells Fargo Bank, National Association," San Francisco, California, (Charter No. 1741) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                                        IN TESTIMONY WHEREOF, I have
                                        hereunto subscribed my name and
                                        caused my seal of office to be
                                        affixed to these presents at the
                                        Treasury Department in the City
                                        of Washington and District of
                                        Columbia, this 28th day of
                                        November, 2001.

        [SEAL]

                                        /s/ John D. Hawke, Jr.
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                                        John D. Hawke, Jr.
                                        Comptroller of the Currency